Exhibit 99.4

Introduction to Unaudited Pro Forma Combined Financial Information

As previously disclosed on June 17, 2013, Hawaii Pacific Energy, LLC, a Delaware limited liability company (“HPE” or the “Buyer”) and wholly owned subsidiary of Par Petroleum Corporation entered into a Membership Interest Purchase Agreement (as amended, the “TSO Purchase Agreement”). Pursuant to the TSO Purchase Agreement, the Buyer agreed to acquire (the “Acquisition”) from Tesoro Corporation, a Delaware corporation (“Seller”) all of the issued and outstanding units (the “Purchased Units”) representing the membership interests in Tesoro Hawaii, LLC, a Hawaii limited liability company subsequently renamed Hawaii Independent Energy, LLC (“HIE”), and indirectly HIE’s wholly owned subsidiary, Smiley’s Super Service, Inc., a Hawaii corporation (the “Acquired Subsidiary”). HIE and the Acquired Subsidiary own, operate and use (i) a petroleum refinery located at the Campbell Industrial Park in Kapolei, Hawaii (the “Refinery”), (ii) certain pipeline assets, floating pipeline mooring equipment, and refined products terminals, and (iii) retail assets selling fuel products and merchandise on the islands of Oahu, Maui and Hawaii.

On September 25, 2013 (the “Effective Date”), the Buyer completed the Acquisition for an aggregate purchase price, including the $25.0 million deposit previously paid, of $75.0 million, paid in cash at the closing plus certain contingent earnout payments of up to $40.0 million. The earnout payments, if any, are to be paid annually following each of the three calendar years beginning January 1, 2014, through the year ending December 31, 2016, in an amount equal to 20% of the consolidated annual gross margin of HIE in excess of $165 million during such calendar years, with an annual cap of $20 million. In the event that the Refinery ceases operations or in the event Buyer disposes of any facility used in the acquired business, Buyer’s obligation to make earnout payments could be modified and/or accelerated as provided in the TSO Purchase Agreement. The consideration was paid with the proceeds from the sale of 143,884,892 shares of common stock in a private placement transaction and from amounts received pursuant to supply and exchange agreements with Barclays Bank PLC and an ABL credit facility with Deutche Bank AG New York Branch.

References to “we,” “our,” or “the Company” refer to Par Petroleum Corporation and its subsidiaries.

Description of Unaudited Pro Forma Combined Financial Statements

The following unaudited pro forma combined balance sheet as of June 30, 2013 combines our historical balance sheet as of June 30, 2013, as filed with the Securities and Exchange Commission (“SEC”) in our Quarterly Report on Form 10-Q with HIE’s unaudited historical balance sheet as of June 30, 2013, giving effect to the Acquisition as if it had occurred on June 30, 2013 using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements.

The following unaudited pro forma combined statement of operations for the six months ended June 30, 2013 combines our historical statement of operations for the six months ended June 30, 2013, as filed with the SEC in our Quarterly Report on Form 10-Q with HIE’s unaudited historical statement of operations for the six months ended June 30, 2013, giving effect to the Acquisition as if it had occurred on January 1, 2012, using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements.

The following unaudited pro forma combined statement of operations for the year ended December 31, 2012 combines our and our predecessor’s historical statements of operations for the eight month period ended August 31, 2012 and four month period ended December 31, 2012, as filed with the SEC in our Annual Report on Form 10-K with Seacor Energy, Inc.’s, a Delaware corporation, subsequently renamed Texadian Energy, Inc. (“Texadian”), statement of operations for the year ended December 31, 2012, which we acquired effective December 31, 2012, and HIE’s audited historical statement of operations for the year ended December 31, 2012, giving effect to both acquisitions as if they had occurred on January 1, 2012 using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements.

The unaudited pro forma financial statements do not include the realization of any cost savings from operating efficiencies, synergies or other restructuring activities which might result from the Acquisition. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and accompanying notes of the Company and HIE.

The unaudited pro forma financial statements should not be taken as representative of our future consolidated results of operations or financial condition.

PAR PETROLEUM CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
June 30, 2013
(In thousands, except share data)
	Company Historical	Pro Forma Adjustments		Acquisition of HIE		Company Pro Forma
	A			E
ASSETS
Current assets:
Cash and cash equivalents	$43,018	$27,819	B,D,G	$604		$71,441
Restricted cash	318	—		—		318
Acquisition deposits	40,000	135,263	B,C,D	(175,263)		—
Trade accounts receivable, net	10,204	—		59,734		69,938
Inventories	10,275	—		420,111		430,386
Prepaid and other current assets	1,474	—		3,875		5,349

Total current assets	105,289	163,082		309,061		577,432

Property and equipment:
Land	—	—		39,800		39,800
Property, plant and equipment	—	—		66,144		66,144
Natural gas and oil properties, at cost
Proved	4,873	—		—		4,873
Other	1,439	—		—		1,439

Total property and equipment	6,312			105,944		112,256
Less accumulated depreciation and depletion	(1,110)	—		—		(1,110)

Net property and equipment	5,202	—		105,944		111,146

Long-term assets:
Investment in unconsolidated affiliate	103,815	—		—		103,815
Intangible assets, net	7,805	—		4,782		12,587
Goodwill	8,290	—		5,203		13,493
Other long-term assets	7	2,264	C	—		2,271

Total long-term assets	119,917	2,264		9,985		132,166

Total assets	$230,408	$165,346		$424,990		$820,744

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of debt	$—	$—		$—		$—
Obligations under supply and exchange agreement	—	—		384,948	F	384,948
Accounts payable	21,508	—		13,935		35,443
Other accrued liabilities	4,434	—		7,358		11,792
Accrued settlement claims	7,234	—		—		7,234

Total current liabilities	33,176	—		406,241		439,417

Long-term liabilities:
Long – term debt, net	91,549	(31,741)	B,C	—		59,808
Derivative liabilities	16,200	—		—		16,200
Other liabilities	540	—		18,749		19,289

Total liabilities	141,465	(31,741)		424,990		534,714

Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value: authorized 3,000,000 shares, none issued	—	—		—		—
Common stock, $0.01 par value; 300,000,000 shares authorized ; 296,563,378 shares issued and outstanding at June 30, 2013, respectively	1,527	1,439	B	—		2,966
Additional paid-in capital	110,284	197,561	B	—		307,845
Accumulated deficit	(22,868)	(1,913)	C,G	—		(24,781)

Total stockholders’ equity	88,943	197,087		—		286,030

Total liabilities and stockholders’ equity	$230,408	$165,346		$424,990		$820,744

See accompanying notes to condensed consolidated pro forma financial information.

PAR PETROLEUM CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2013
(In thousands, except per share amounts)

	Company Historical	HIE Historical	Pro Forma Adjustments		Company Pro Forma
	H	I
Revenue:
Operating revenues	$95,757	$1,493,113	—		$1,588,870
Natural gas and oil sales	3,806	—	—		3,806

Total revenues	99,563	1,493,113	—		1,592,676

Operating expenses:
Cost of sales	—	1,426,976	—		1,426,976
Operating expenses	82,905	61,189	—		144,094
Lease operating expense	3,175	—	—		3,175
Production taxes	24	—	—		24
Gain on asset disposal	—	(14,340)	14,340	K	—
Depreciation, depletion, amortization and accretion	1,804	1,332	2,938	L	6,074
Trust litigation and settlements	5,164	—	—		5,164
General and administrative expense	9,059	11,412	—		20,471

Total operating expenses	102,131	1,486,569	17,278		1,605,978

Loss from unconsolidated affiliates	(865)	—	—		(865)

Operating income (loss)	(3,433)	6,544	(17,278)		(14,167)

Other income and (expense):
Interest expense and financing costs, net	(5,871)	(61)	1,038	J	(4,894)
Other income (expense)	770	—	—		770
Realized gain on derivative instruments, net	410	—	—		410
Unrealized loss on derivative instruments	(5,255)	—	—		(5,255)

Total other expense	(9,946)	(61)	1,038		(8,969)

Income (loss) before income taxes	(13,379)	6,483	(16,240)		23,136

Income tax expense	(650)	(172)	—	M	(822)

Net income (loss)	$(14,029)	$6,311	$16,240		$23,958

See accompanying notes to pro forma condensed consolidated financial information.

PAR PETROLEUM CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012
(In thousands, except per share amounts)

	Company Historical
	Eight months Ended August 31, 2012	Four months Ended December 31, 2012	HIE Historical	Texadian Historical	Pro Forma Adjustments		Company Pro Forma
	N	N	O	P
Revenue:
Operating revenues	$—	$—	$3,270,374	$515,468	$—		$3,785,842
Natural gas and oil sales	23,079	2,144	—	—	—		25,223

Total revenues	23,079	2,144	3,270,374	515,468	—		3,811,065

Operating expenses:
Cost of sales	—	—	3,056,708	—	—		3,056,708
Operating expenses	—	—	140,385	503,295	—		643,680
Lease operating expense	9,038	1,684	—	—	—		10,722
Transportation expense	6,963	—	—	—	—		6,963
Production taxes	979	4	—	—	—		983
Exploration expense	2	—	—	—	—		2
Impairments	151,347	—	248,348	—	(248,348)	K	151,347
Depreciation, depletion, amortization and accretion	16,041	401	27,233	(3)	(16,686)	L,Q	26,986
General and administrative expense	9,386	5,076	25,465	5,579	—		45,506

Total operating expenses	193,756	7,165	3,498,139	508,871	(265,034)		3,942,897

Loss from unconsolidated affiliates	—	(1,325)	—	—	—		(1,325)

Operating income (loss)	(170,677)	(6,346)	(227,765)	6,597	(265,034)		(133,157)

Other income and (expense):
Interest expense and financing costs, net	(6,852)	(1,056)	—	(344)	(1,430)	J	(9,482)
Interest income	—	—	1,784	—	—		1,784
Other income (expense)	516	86	41	(504)	—		139
Unrealized loss on derivative instruments	—	(4,280)	—	(2,309)	—		(6,589)
Loss from unconsolidated affiliates	(20)	—	—	—	—		(20)

Total other income (expense)	(6,356)	(5,250)	1,825	(3,157)	1,430		(14,368)

Income (loss) before income taxes and reorganization items	(177,033)	(11,596)	(225,940)	3,440	263,604		(147,525)

Income tax expense (benefit)	—	(2,757)	(764)	1,127	(1,550)	M	(3,944)

Income (loss) before reorganization items	(177,033)	(8,839)	(225,176)	2,313	265,154		(143,581)
Reorganization items
Professional fees and administrative costs	22,354	—	—	—	—		22,354
Changes in asset values due to fresh start accounting adjustments	14,765	—	—	—	—		14,765
Gain on settlement of senior debt and liabilities	(168,715)	—	—	—	—		(168,715)

Net income (loss)	$(45,437)	$(8,839)	$(225,176)	$2,313	$265,154		$(11,985)

See accompanying notes to pro forma condensed consolidated financial information.

PAR PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Pro Forma Condensed Consolidated Financial Statements
(Unaudited)

1.	Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

The pro forma condensed consolidated balance sheet is presented as if the acquisition of HIE, which closed on September 25, 2013, occurred on June 30, 2013. The adjustments to the pro forma condensed consolidated balance sheet as of June 30, 2013 are as follows:

A.	Company Historical

Derived from the Company’s historical consolidated balance sheet as of June 30, 2013.

B.	Private Placement

Represents the effect of the Company’s private placement of common stock that closed concurrently with the acquisition of HIE on September 25, 2013. In the private placement, the Company sold 143,884,892 shares of common stock for proceeds totaling approximately $199.0 million, net of transaction costs of approximately $1.0 million. The net proceeds were used to repay approximately $48.9 million of the Company’s existing debt, including interest in kind and exit fees, and to fund approximately $117.2 million of the purchase price and working capital of HIE, with the remainder of approximately $32.9 million available for general corporate purposes.

C.	Proceeds from debt facility

In conjunction with the acquisition of HIE on September 25, 2013, the Company drew approximately $15.0 million under its $125 million ABL credit facility. The proceeds were used to fund approximately $11.8 million of the purchase price of the acquisition of HIE, to pay approximately $2.3 million for deferred loan costs and to pay approximately $913,000 of acquisition costs.

D.	Additional Purchase Consideration

Subsequent to June 30, 2013, the Company deposited approximately $7.0 million for additional refinery start up costs and approximately $2.3 million to fund a repair at the refinery.

E.	Acquisition of HIE

The purchase was accounted for as a business combination in accordance with ASC 805 whereby the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values on the date of acquisition. Goodwill is defined in ASC 805 as the future economic benefit of other assets acquired in a business combination that are not individually identified and separately recognized. Goodwill is attributable to opportunities expected to arise from combining our operations with HIE’s, and specifically utilization of our net operating loss carryforwards, as well as other intangible assets that do not qualify for separate recognition. In addition, we recorded certain other identifiable intangible assets. These include trade names and trademarks. These intangible assets will be amortized over their estimated useful lives on a straight line basis, which approximates their consumptive life.

The purchase price allocation is tentative and preliminary. We may have material changes to working capital, goodwill and various other assets and liabilities as better information becomes available in the fourth quarter.

A summary of the preliminary estimated fair value of the assets acquired and liabilities assumed is as follows (in thousands):

Property, plant and equipment	$66,144
Land	39,800
Goodwill	5,203
Intangible assets	4,782
Net working capital	463,031
Contingent consideration liability	(10,500)
Other noncurrent liabilities	(8,249)

Total consideration paid	$560,211

A summary of the net working capital acquired is as follows (in thousands):

Cash	$604
Accounts receivable	59,734
Inventories	420,111
Prepaids and other current assets	3,875
Accounts payable	(13,935)
Other accrued liabilities	(7,358)

Total net working capital acquired	$463,031

F.
In connection with the acquisition, the Company entered into supply and exchange agreements with Barclays Bank PLC (“Barclays”). Pursuant to the supply and exchange agreements, Barclays purchased the crude oil and refined product inventory owned by HIE on September 25, 2013 (the “Effective Date”), and following the Effective Date, will (A) provide crude oil supply and intermediation arrangements to meet the processing needs of HIE’s petroleum refinery located at the Campbell Industrial Park in Kapolei, Hawaii (the “Refinery”), (B) provide a refined product exchange mechanism to HIE permitting it to flow volumes of refined product through Barclays' inventory, and (C) store Barclays' crude oil and refined product inventory at the terminals and related facilities owned and operated by HIE. On the Effective Date, the obligation owed to Barclays for the purchase of the crude was approximately $384.9 million.

G.	In addition, the Company incurred approximately $1.0 million in acquisition costs which has been reflected as pro forma adjustments to cash and retained earnings.

2.	Adjustments to the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Six Months Ended June 30, 2013 and for the Year Ended December 31, 2012

The pro forma condensed consolidated statements of operations are presented as if the acquisition of HIE, which closed on September 25, 2013, occurred on January 1, 2012, the first day of the earliest period presented. The adjustments to the pro forma condensed consolidated statements of operations for the six months ended June 30, 2013 and for the year ended December 31, 2012 are as follows:

H.	Company Historical

Derived from the Company’s historical consolidated statement of operations for the six months ended June 30, 2013.

I.	HIE Historical

Derived from the HIE’s historical consolidated statement of operations for the six months ended June 30, 2013.

J.	Financing Costs

To fund the acquisition of HIE on September 25, 2013, the Company entered into an ABL credit facility and drew $15.0 million and incurred loan costs of approximately $2.3 million. The facility bears interest at a rate of 4.5%, as of September 25, 2013, and matures September 25, 2017. As a result of this transaction, the Company would have incurred additional financing costs of approximately $715,000 for the six month ended June 30, 2013 and approximately $1.4 million for the year ended December 31, 2012.

In addition, as described in Note B above, the Company used a portion of the net proceeds from its private placement to repay approximately $46.8 million of its existing debt. As a result, financing costs for the six months ended June 30, 2013 would have decreased by approximately $1.8 million.

K.	Impairments and Gain on Disposal of Assets

Effective December 31, 2012, HIE reclassified its assets as available for sale. As a result, HIE recorded impairments representing those assets’ estimated fair values and recognized a liability for estimated asset retirement obligations totaling approximately $248.3 million for the year ended December 31, 2012. On June 17, 2013, upon entering into the TSO Purchase Agreement, HIE reversed the liability for asset retirement obligations and recognized a gain of approximately $14.3 million in the statement of operations for the six month ended June 30, 2013.

L.	Depreciation and Amortization Expense

For the six months ended June 30, 2013 and year ended December 31, 2012, HIE recorded depreciation and amortization expense totaling approximately $1.3 million and $27.2 million, respectively. Upon its acquisition, the carrying value of HIE’s tangible and intangible assets were adjusted to their estimated fair value as described in Note E above. Pro forma estimated depreciation and amortization expense is as follows:

	Remaining Useful Life (Years)	Fair Value	Annual Depreciation

Refinery real estate	47	$1,360	$29
Refinery Machinery &Equipment	10	38,359	3,836
Cogen unit	8	5,000	625
Terminal Machinery & Equipment	11	1,464	133
Pipelines - onshore	9	2,383	265
Pipelines - offshore	8	2,524	316
SPM - new	28	6,250	223
SPM - old	3	2,500	833
Vehicles	4	1,600	400
Row	30	34	1
Improvements – Real estate	18	3,113	173
Improvements – Machinery & Equipment	14	1,557	111

Total plant and equipment		$66,144	$6,945

Trade marks and trade names	3	$4,782	$1,594

Pro forma depreciation and amortization: For the year ended December 31, 2012			$8,539

For the six months ended June 30, 2013			$4,270

M.	Income taxes

No adjustment for income taxes is required for the six months ended June 30, 2013. The Company has Federal net operating loss carryforwards available to offset any federal taxable income generated by HIE or Texadian. The adjustment to tax expense for the year ended December 31, 2012 relates to state tax expense in states where the Company has no loss carryforwards to offset taxable income. Pro forma tax benefit for the year ended December 31, 2012 consists of a federal tax benefit recorded by the Company of approximately $2.8 million in relation to the Texadian acquisition, a state benefit of approximately $1.4 million representing state refunds available to HIE and state tax expense of approximately $200,000 related to Texadian’s operations.

N.	Company Historical

Derived from the Company’s predecessor’s historical consolidated statement of operations for the eight months ended August 31, 2012 and the Company’s historical consolidated statement of operations for the four months ended December 31, 2012.

O.	HIE Historical

Derived from the HIE’s historical consolidated statement of operations for the year ended December 31, 2012.

P.	Texadian Energy’s Historical

Derived from Texadian Energy, Inc.’s (formerly known as Seacor Energy Inc.), which the Company acquired effective December 31, 2012, historical consolidated statement of operations for the year ended December 31, 2012.

Q.	Amortization of Texadian’s intangible assets

Upon Texadian’s acquisition, the Company recorded amortizable intangible assets totaling approximately $8.8 million. Pro forma amortization expense for the year ended December 31, 2012 is as follows:

	Remaining Useful Life (Years)	Fair Value	Annual Amortization

Supplier relationships	13	$3,360	$258
Historical shipper status	2	2,200	1,100
Railcar leases	5	3,249	650

		$8,809	$2,008